UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 SCHEDULE 14A

 Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. _____)

Filed by the Registrant [     ]

Filed by a Party other than the Registrant [  X  ]

Check the appropriate box:

[  X ]          Preliminary Proxy Statement

[      ]          Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[      ]          Definitive Proxy Statement

[      ]          Defininitive Additional Materials

[      ]          Soliciting Material Pursuant to § 240.14a-12

Tri-Continental Corporation ("TY")

(Name of Registrant as Specified In Its Charter)

Karpus Management, Inc., d/b/a Karpus Investment Management

(Name of Person(s) Filing Proxy statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[  X ]          No fee required.

[      ]          Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

  1) Title of Each class of securities to which transaction applies:

  2) Aggregate number of securities to which transaction applies:

  3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

  4) Proposed maximum aggregate value of transaction:

  5) Total fee paid:

PROXY STATEMENT OF KARPUS MANAGEMENT, INC.,
D/B/A KARPUS INVESTMENT MANAGEMENT
IN OPPOSITION TO THE SOLICITATION BY THE BOARD OF DIRECTORS OF

TRI-CONTINENTAL CORPORATION

AT THE SPECIAL METING OF SHAREHOLDERS
 (To be held on October 7, 2008)

Fellow shareholders:

This Proxy Statement and the enclosed GREEN proxy card are being furnished to you, the stockholders of Tri-Continental Corporation ("TY" or the "Fund"), a Maryland corporation, in connection with the solicitation of proxies by Karpus Management, Inc. d/b/a Karpus Investment Management ("KIM" or "Karpus") for use at the at the Special Meeting of shareholders of the Fund, including any adjournments or postponements thereof and any consequent meeting that may be called (the "Meeting").

The Fund has announced that a Special Meeting of shareholders of the Fund will be held at the offices of the Fund at 100 Park Avenue, New York, New York 10017, on October 7, 2008 at [Time] a.m/p.m. (E.S.T.). The Board of Directors for the Fund has fixed the close of business on July 17, 2008 as the record date for the determination of shareholders of the Fund entitled to notice of, and to vote at, the Meeting and any adjournments or postponements thereof (the "Record Date").

There are two matters that the Fund has scheduled to be voted upon at the Meeting:

  (1) to approve a new Investment Management Services Agreement; and
  (2) to elect 10 directors;
each of which is more fully set forth in the proxy statement accompanying this proxy statement and the proxy materials being submitted by the Fund. As is more fully described in the Fund's proxy statement, each of these proposals is contingent on the acquisition of the Fund's manager, J. & W. Seligman & Co. Incorporated ("Seligman") and the terms of office of the Fund's nominees commences at the closing of such acquisition.

  KARPUS RECOMMENDS THAT YOU VOTE AGAINST PROPOSAL 1 AND WITHHOLD ALL ON EACH OF THE 10 BOARD NOMINEES IN PROPOSAL 2.

On the Record Date, the Fund reported in their proxy statement as having outstanding 752,740 shares of $2.50 cumulative preferred stock, par value $50 per share (the "Preferred Stock"), each share entitling the holder thereof to two votes, and 104,427,971 shares of common stock, par value $0.50 per share (the "Common Stock"), each share entitling the holder thereof to one vote. For all matters to be voted upon, an abstention or broker non-vote will not be considered a vote cast. Abstentions and broker non-votes, if any, will be considered present for the purpose of determining the presence of a quorum. Abstentions and broker non-votes, if any, with respect to Proposal 1 or 2 will have the same effect as a vote against that proposal.

As of the Record date, Karpus was the beneficial owner of 2,804,280 shares of the Common Stock of the Fund which represents 2.69% of the Fund's issued and outstanding Common Stock.

YOUR LAST DATED PROXY CARD IS THE ONLY ONE THAT COUNTS, SO RETURN THE GREEN PROXY CARD EVEN IF YOU HAVE ALREADY DELIVERED A PRIOR PROXY. WE URGE YOU NOT TO RETURN ANY PROXY CARD SENT TO YOU BY THE FUND. THIS SOLICITATION IS BEING MADE BY KARPUS, AND NOT ON BEHALF OF THE BOARD OF DIRECTORS OR MANAGEMENT OF THE FUND.

The Fund's stockholder service agent is Seligman Data Corp. ("SDC"). The address of SDC is 100 Park Avenue, New York, New York 10017. The Fund will furnish, without charge, a copy of its most recent annual report and most recent semi-annual report to any stockholder upon request to SDC at 1-800-221-2450.

We are soliciting a proxy to vote your shares at the Special Meeting of Shareholders of the Fund. Please refer to the Fund's proxy soliciting material for additional information concerning the Meeting and the matters to be considered by shareholders including the election of directors and proposed new Investment Management Services Agreement. It is anticipated that this Proxy Statement and the attached form of proxy will first be mailed to shareholders on or about [DAY], [MONTH], 2008.

If you have any questions concerning this Proxy Statement or need help in voting your shares, please contact:

  Cody B. Bartlett Jr., CFA
  Managing Director of Investments
  Karpus Management, Inc., d/b/a Karpus Investment Management
  183 Sully's Trail
  Pittsford, New York 14534
  (585) 586-4680

OVERVIEW

RiverSource Investments, LLC ("RiverSource"), a wholly owned subsidiary of Ameriprise Financial, Inc. ("Ameriprise"), recently entered into a stock purchase agreement (the "Stock Purchase Agreement") with the stockholders of Seligman, the Fund's manager. Under the Stock Purchase Agreement, RiverSource will acquire all of the outstanding capital stock of Seligman for an aggregate purchase price of approximately $440 million (the "Transaction"). RiverSource and Seligman anticipate that the Transaction will be completed in the fourth quarter of 2008 (the "Closing").

If and when the Transaction is completed, the Fund's current management agreement (the "Current Management Agreement") with Seligman will terminate, and, subject to approval by the Fund's stockholders, the Fund will enter into a new investment management services agreement with RiverSource (the "Proposed Advisory Agreement"). The Directors of the Fund have approved an interim investment management services agreement for the Fund with RiverSource, which would be effective at the Closing if the Proposed Advisory Agreement has not been approved by stockholders prior to the Closing. Under the interim investment management services agreement, RiverSource would serve as investment adviser to the Fund for up to 150 days following the Closing.

As long-term shareholders of the Fund since 1997, Karpus strongly opposes the Proposed Advisory Agreement and the proposed directors for election at the Special Meeting. As we have stated in prior letters to the Fund, we commend the Board's actions aimed at narrowing the Fund's discount to net asset value (NAV) via the implementation of an annual level distribution policy and a recommenced stock repurchase program. However, despite viewing both of these actions as positive steps toward enhancing shareholder value, the fact remains that on a total return basis, the Fund has underperformed the S&P 500 7 out of the last 10 calendar years (both in terms of price and net asset value) and is currently on the same path for 2008. (Source: Bloomberg).

These circumstances tell us, as experienced closed-end fund investors, that even a Fund management with experience in managing closed-end funds can have difficulty with the multiple factors that affect the discount at which a closed-end fund may trade. Further, this magnifies the potential risks the Fund is asking shareholders to assume by transferring the Proposed Advisory Agreement to a manager without experience investing in closed-end funds and to director nominees who don't have any apparent experience in monitoring closed-end fund managers' actions.

Furthermore, if large shareholders believe they should sell their shares as a reaction to the New Investment Management Services Agreement their sales could potentially depress the market price causing the discount to widen further. To summarize, RiverSource and the proposed Board have significant experience managing open-end mutual funds, not closed-end funds. In recommending this Board and New Investment Management Services Agreement, the current Board and management of TY are asking us to assume risks that could otherwise be mitigated by open-ending the Fund.

In addition to these concerns, further complicating the transaction is an apparent major conflict of interest involving two existing interested directors, Messrs. Zino and Morris. According to the preliminary proxy materials for the Fund, Mr. Morris and Mr. Zino, each have "agreed" to sell their stock in Seligman, representing approximately 55% and 9.4%, respectively, of the outstanding stock of Seligman, to RiverSource in connection with the Transaction. Given the announced aggregate purchase price of Seligman at $440 million, Mr. Morris' ownership equates to $242 million and Mr. Zino's ownership equates to just over $41 million upon the closing of the transaction. As current directors of our Fund, it appears that Messrs. Zino and Morris are clearly conflicted in their approval of the Transaction and have significant personal interests in recommending the Transaction to Fund shareholders.

Lastly, Seligman has been investigated for self-serving activities by both the SEC and New York State Attorney General's office. In fact, the NYS AG's office stated in its inquiry that: "...the Boards are subservient to [J. & W. Seligman & Co. Incorporated]." As your fellow shareholders, we ask you to thoroughly consider whether you think your current Board is bypassing your best interests in recommending the proposed Transaction.

We urge you to Vote the GREEN proxy card and tell our Fund that you are not comfortable being sold to an investment manager with no experience investing in closed-end funds and also tell them that you are not comfortable with a new Board of Directors that has no experience monitoring closed-end fund investment managers. Tell your Fund that it is time to fully address shareholders' concerns and not their own interests.

PROPOSAL 1: TO APPROVE A NEW INVESTMENT MANAGEMENT SERVICES AGREEMENT

We are soliciting a proxy to vote your shares AGAINST approving the new Investment Management Services Agreement.

At a meeting held on July 17, 2008, the Board approved the Proposed Advisory Agreement and voted to present the Proposed Advisory Agreement for stockholder approval. As the Fund itself stated: "[t]he Directors noted that neither the proposed portfolio management team nor RiverSource has experience managing closed-end funds such as the Corporation..." [emphasis added].

The above statement, in our view, outweighs any potential positives outlined by management in their proxy. How can it possibly be in our best interest as shareholders to approve the assignment of our investment management contract to an investment management team that does not have experience managing closed-end funds? Essentially, our Fund is asking us to assume substantial risk with no apparent benefit or compensation being offered for this additional risk. AS SHAREHOLDERS, WE DO NOT BELIEVE IT IS IN OUR BEST INTEREST TO SUPPORT A TRANSACTION THAT CREATES UNCERTAINTY VIA A LACK OF BOARD AND PORTFOLIO MANAGEMENT EXPERIENCE WITH CLOSED-END FUNDS.

As your fellow shareholder, Karpus therefore recommends that you vote AGAINST the approval of the new Investment Management Services Agreement. Unless the Board agrees to support open-ending, a self-tender offer or some other substantive action to address the discount, we may not attend the meeting, we may not vote your shares, and your shares may not be counted toward a quorum. If you do not believe the foregoing condition is reasonably specified or you unconditionally want your shares to be represented at the Meeting, you should not give us your proxy. Accordingly, if Karpus attends the meeting, unless you indicate otherwise, your shares will be voted AGAINST the approval of the new Investment Management Services Agreement. Karpus is reserving such rights due to a similar reservation stated by the Fund.

Please refer to the Fund's proxy soliciting material for additional information regarding Transaction and new Investment Management Services Agreement that the Fund is recommending.

Voting Requirement

Approval of the Proposed Advisory Agreement requires the affirmative vote of a "majority of the outstanding voting securities" of the Fund, which for this purpose means the affirmative vote of the lesser of (a) 67% or more of the voting power of the voting securities of the Fund that are present at the Meeting or represented by proxy if holders of shares representing more than 50% of the voting power of the outstanding voting securities of the Fund are present or represented by proxy or (b) more than 50% of the voting power of the outstanding voting securities of the Fund. All shares of the Fund vote together as a single class on this Proposal 1.

PROPOSAL 2: ELECTION OF DIRECTORS

In addition to the lack of closed-end fund experience with the proposed portfolio management team and RiverSource, the Fund is also proposing an equally inexperienced team as Board nominees for our Fund. Coupled with the fact that, historically, TY has perpetually underperformed the S&P 500 and has a history of mid-game corporate governance changes that are not in shareholders' best interests, we do not believe that the proposed nominees would be able to function in a capacity to fully understand the issues that continuously plague closed-end fund management. Accordingly, we do not feel it would be appropriate to elect Board members that have no experience monitoring closed-end fund investment managers.

As your fellow shareholders, Karpus therefore recommends that you vote to WITHHOLD ALL on each of the 10 Board nominees on the GREEN proxy card. Unless the Board agrees to support open-ending, a self-tender offer or some other substantive action to address the discount, we may not attend the meeting, we may not vote your shares, and your shares may not be counted toward a quorum. If you do not believe the foregoing condition is reasonably specified or you unconditionally want your shares to be represented at the Meeting, you should not give us your proxy. Accordingly, if Karpus attends the meeting, unless you indicate otherwise, your shares will be voted to WITHHOLD AUTHORITY on each of the 10 Board nominees. Karpus is reserving such rights due to a similar reservation stated by the Fund.

Please refer to management's proxy statement for information regarding the names, qualifications and background of the board's nominees.

Voting Requirement

 All Nominees are to be elected by the holders of Common Shares and Preferred Shares, voting together as a single class. The Fund's Bylaws require each Nominee to be elected by the affirmative vote of the holders of a majority of the votes entitled to be cast in the election of a director.

OTHER MATTERS TO COME BEFORE THE MEETING

Except as set forth in this Proxy Statement, Karpus is not aware of any matters affecting the Fund to be brought before the Meeting. Should other matters properly be brought before the Meeting that Karpus is unaware of a reasonable time before this solicitation, the attached GREEN proxy card, when duly executed, will give the proxies named therein discretionary authority to vote on all such matters and on all matters incident to the conduct of the Meeting. Such discretionary authority will include the ability to vote shares on any proposal to adjourn the Meeting. Execution and delivery of a proxy by a record holder of shares of common stock or preferred stock (if applicable) will be presumed to be a proxy with respect to all shares held by such record holder unless the proxy specifies otherwise.

VOTING PROCEDURES

Outstanding Shares of the Fund

On the Record Date, the Fund reported in their proxy statement as having outstanding 752,740 shares of $2.50 cumulative preferred stock, par value $50 per share (the "Preferred Stock"), each share entitling the holder thereof to two votes, and 104,427,971 shares of common stock, par value $0.50 per share (the "Common Stock"), each share entitling the holder thereof to one vote.

Only holders of record as of the close of business on the Record Date will be entitled to vote at the Meeting. If you were a stockholder of record on the Record Date, you will retain your voting rights for the Meeting even if you sell shares after the Record Date. Accordingly, it is important that you vote the shares you owned on the Record Date or grant a proxy to vote such shares, even if you sell some or all of your shares after the Record Date.

Quorum

The presence in person or by proxy of stockholders entitled to cast a majority of all the votes entitled to be cast at the Meeting shall constitute a quorum.

Voting Requirements

Regarding Proposal 1, approval of the Proposed Advisory Agreement requires the affirmative vote of a "majority of the outstanding voting securities" of the Fund, which for this purpose means the affirmative vote of the lesser of (a) 67% or more of the voting power of the voting securities of the Fund that are present at the Meeting or represented by proxy if holders of shares representing more than 50% of the voting power of the outstanding voting securities of the Fund are present or represented by proxy or (b) more than 50% of the voting power of the outstanding voting securities of the Fund. All shares of the Fund vote together as a single class on this Proposal 1.

Regarding Proposal 2, all Nominees are to be elected by the holders of Common Shares and Preferred Shares, voting together as a single class. The Fund's Bylaws require each Nominee to be elected by the affirmative vote of the holders of a majority of the votes entitled to be cast in the election of a director.

Procedures

For the proxy solicited hereby to be voted, the enclosed GREEN proxy card must be signed, dated and returned to:
  Karpus Management, Inc., d/b/a Karpus Investment Management
  c/o [Proxy Solicitor]
  [Address]
  [City], [State] [Zip Code]

in the enclosed envelope, in time to be voted at the Meeting. If you wish to vote in accordance with our recommendations, you must submit the enclosed GREEN proxy card and must NOT subsequently submit the Fund's proxy card. IF YOU HAVE ALREADY RETURNED THE FUND'S PROXY CARD, YOU HAVE THE RIGHT TO REVOKE IT AND ALL MATTERS COVERED THEREBY AND MAY DO SO BY SUBSEQUENTLY SIGNING, DATING AND MAILING THE ENCLOSED GREEN PROXY CARD. ONLY YOUR LATEST DATED PROXY WILL COUNT AT THE MEETING. Execution of a GREEN proxy card will not affect your right to attend the Meeting and to vote in person.

Revocation of Proxies

Any proxy may be revoked as to all matters covered thereby at any time prior to the time a vote is taken by: (i) submitting to the Fund or to us a later dated written revocation or duly executed proxy; or (ii) attending and voting at the Meeting in person (mere attendance at the Meeting will not in and of itself constitute a revocation).

Although a revocation of a proxy solicited by the Fund will be effective only if delivered to the Fund, we request that either the original or a copy of all revocations be mailed to the Karpus Management, Inc., d/b/a Karpus Investment Management, c/o [Proxy Solicitor], [Address], [City], [State] [Zip Code], so that we will be aware of all revocations and can more accurately determine if and when the requisite proxies have been received.

Broker Votes

For all matters to be voted upon, an abstention or broker non-vote will not be considered a vote cast. Abstentions and broker non-votes, if any, will be considered present for the purpose of determining the presence of a quorum. Abstentions and broker non-votes, if any, with respect to Proposal 1 or 2 will have the same effect as a vote against that proposal. "Broker non-votes" occur when a broker has not received voting instructions from the beneficial owner of the shares and either declines to exercise its discretionary voting authority or is barred from doing so because the proposal is contested. Broker non-votes cannot be voted on non-routine matters submitted to a vote without direction of the beneficial owner. If any of your shares were held in the name of the brokerage firm, bank nominee, or other institution on the Record Date, only that institution can vote your shares and only upon receipt of your specific instructions. Accordingly, please promptly contact the person responsible for your account at such institution and instruct that person to execute and return the GREEN proxy card on your behalf. You should also promptly sign, date, and mail the voting instructions form (or GREEN proxy card) that your broker or banker sends you. Please do this for each account you maintain to ensure that all of your shares are voted. If any of your shares were held in the name of a brokerage firm, bank, bank nominee, or other institution on the Record Date, to revoke your proxy you will need to give appropriate instructions to such institution. IF YOU DO NOT GIVE INSTRUCTIONS TO YOUR BROKER OR OTHER NOMINEE, YOUR SHARES WILL NOT BE VOTED.

How shares will be voted

As stated previously, the presence in person or by proxy of stockholders entitled to cast a majority of all the votes entitled to be cast at the Meeting shall constitute a quorum. In the event that a quorum is not present at the Meeting or, even if a quorum is so present, the Fund has notified shareholders in its proxy statement in the event that sufficient votes in favor of any Board proposal (including the election of each of the Board's nominees for Director) are not received and tabulated prior to the time the Meeting is called to order, the chairman of the Meeting may adjourn the Meeting with no notice.

Karpus also reserves such rights. Unless the Board agrees to support open-ending, a self-tender offer or some other substantive action to address the discount, we may not attend the meeting, we may not vote your shares, and your shares may not be counted toward a quorum. If you unconditionally want your shares to be represented at the meeting, you should not give us your proxy. If Karpus attends the meeting, unless you indicate otherwise, your shares will be voted AGAINST the approval of the new Investment Management Services Agreement and to WITHHOLD ALL on each of the 10 Board nominees.

Shares represented by a GREEN proxy card where no specification has been made will be voted:

  1. AGAINST approving a new Investment Management Services Agreement;
  2. to WITHHOLD ALL on each of the 10 Board nominees;

  And to vote and otherwise represent the undersigned on any procedural matter that may properly come before the meeting with respect to Proposal 1 or 2.

THE SOLICITATION OF PROXIES

In connection with our solicitation of proxies for use at the Meeting, proxies may be solicited by mail, courier service, advertisement, telephone, telecopier, or other electronic means, and in person. Solicitations may be made in the manner set forth in the Proxy Statement, by certain of the officers or employees of Karpus, none of whom will receive additional compensation for such solicitations. Banks, brokerage houses and other custodians, nominees and fiduciaries will be requested to forward this proxy statement and the enclosed GREEN proxy card to the beneficial owners of common shares for whom they hold shares of record. We will reimburse these organizations for their reasonable out-of-pocket expenses.

We have retained [Proxy Solicitor] for solicitation and advisory services in connection with the solicitation of proxies. Karpus will pay a fee to be agreed upon between the Karpus and [Proxy Solicitor] based on the services provided.

Initially, we will bear all of the expenses related to this proxy solicitation. Because we believe that all shareholders will benefit from this solicitation, we intend to seek reimbursement of our expenses from the Fund. Shareholders will not be asked to vote on the reimbursement of our solicitation expenses which we estimate to be approximately $_______.

Other than as set forth in this Proxy Statement, there are no contracts, arrangements, or understandings entered into by any of the participants in the solicitation or, to the participants' knowledge, any of their respective associates within the past year with any person with respect to any of the Fund's securities, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division or losses or profits, of the giving or withholding of proxies. Except as set forth in the Proxy Statement, none of the participants in the solicitation or, to the participants' knowledge, any of their associates has entered into any agreement or understanding with any person with respect to: (i) any future employment by the Fund or its affiliates; or (ii) any future transactions to which the Fund or any of its affiliates will or may be a party.

Karpus is the soliciting shareholder of this proxy. As stated above, as of the Record Date, July 17, 2008, Karpus beneficially owns 2,804,280 shares of the Fund, or 2.69% of the outstanding common shares.

OTHER MATTERS TO COME BEFORE THE MEETING

Under Maryland law, the only matters that may be acted on at a special meeting of stockholders are those stated in the notice of the special meeting. Accordingly, other than procedural matters relating to proposals 1 and 2, no other business may properly come before the Meeting. The persons named as proxies will vote on such procedural matters in accordance with their discretion.

ADDITIONAL INFORMATION

The information concerning the Fund contained in this Proxy Statement has been taken from, or is based upon, publicly available information. Although Karpus does not have any information that would indicate that any information contained in this Proxy Statement concerning the Fund is inaccurate or incomplete, Karpus does not take any responsibility for the accuracy or completeness of such information.

Questions, or requests for additional copies of this Proxy Statement, should be directed to:

  Cody B. Bartlett Jr., CFA
  Managing Director of Investments
  Karpus Management, Inc., d/b/a Karpus Investment Management
  183 Sully's Trail
  Pittsford, New York 14534
  (585) 586-4680

Proxy Statement of Karpus Management, Inc., d/b/a Karpus Investment Management,
Stockholders of Tri-Continental Corporation, in Opposition to the Solicitation
by the Board of Directors at the Special Meeting of Stockholders to be held on October 7, 2008
THIS PROXY IS SOLICITED ON BEHALF OF KARPUS MANAGEMENT INC., D/B/A KARPUS INVESTMENT MANAGEMENT. THE BOARD OF DIRECTORS OF THE FUND IS NOT SOLICITING THIS PROXY.

The undersigned, revoking prior proxies, hereby appoints Cody B. Bartlett Jr., Proxy with several powers of substitution, to vote all of the shares of stock of Tri-Continental Corporation owned by the undersigned and entitled to vote at the Special Meeting of Shareholders of the Fund to be held at 100 Park Avenue, New York, New York 10017 at [Time] a.m./p.m. (E.S.T.), or at any postponement or adjournment thereof, upon the following matters as described in the Notice of Meeting and accompanying Proxy Statement, which have been received by the undersigned. The undersigned expressly directs the proxy holders to decline to attend the Meeting unless Mr. Bartlett determines that the board has agreed to support open-ending, a self-tender offer or some other substantive action to address the discount. If Mr. Bartlett determines that the board has not agreed to support such action, Mr. Bartlett may not attend the Meeting, may not vote the undersigned's shares proxy, and the shares may not be counted toward a quorum. Your shares will be voted as directed provided that Cody B. Bartlett Jr., the Soliciting Shareholder, has determined that the board has agreed to support substantive action to address the Fund's discount to net asset value. Otherwise, Mr. Bartlett may not attend the Meeting, may not vote your shares, and your shares may not be counted toward a quorum.

If no direction is given on these proposals, this proxy card will be voted:

  (1) AGAINST approving a New Investment Management Services Agreement;

  (2) to WITHHOLD ALL on each of the 10 Board nominees;

  And to vote and otherwise represent the undersigned on any procedural matter that may properly come before the meeting with respect to Proposal 1 or 2.

(Continued and to be signed on the reverse side)

Please mark boxes [X] in blue or black ink.
Unless the Board agrees to support open-ending, a self-tender offer or some other substantive action to address the discount, we may not attend the meeting, we may not vote your shares, and your shares may not be counted toward a quorum. If you do not believe the foregoing condition is reasonably specified or you unconditionally want your shares to be represented at the Meeting, you should not give us your proxy.

[ ] To vote AGAINST all proposals in accord with Karpus' recommendations, mark this box. No other vote is necessary.

  (1) KARPUS RECOMMENDS THAT YOU VOTE AGAINST APPROVING A NEW INVESTMENT
 MANAGEMENT SERVICES AGREEMENT
   To approve a new Investment Management Services Agreement.

 [  ]  AGAINST     [  ]  FOR [  ]  ABSTAIN

(2) KARPUS RECOMMENDS YOU VOTE TO WITHHOLD ALL ON EACH OF THE 10
 BOARD NOMINEES

 [  ]   WITHHOLD ALL

 [  ] For [ ] directors of which to hold office until the 2009 annual meeting of stockholders and until their successors are elected and qualify.

  [  ]
  [  ]
  [  ]
  [  ]

 [  ] For [ ] directors of which to hold office until the 2010 annual meeting of stockholders and until their successors are elected and qualify.

  [  ]
  [  ]
  [  ]

 [  ] For [ ] directors of which to hold office until the 201 annual meeting of stockholders and until their successors are elected and qualify.

  [  ]
  [  ]
  [  ]

 To withhold authority to vote for certain nominees only, mark "For All Except" and write each such nominee's name on the line below.

 [  ]  FOR ALL EXCEPT

 Name of Director(s) Withholding: _______________________________________________________________________

(3) To vote and otherwise represent the undersigned on any procedural matter that may properly come before the Meeting with respect to Proposal 1 or Proposal 2.

Signature of Stockholder:__________________________________ Signature of Stockholder:__________________________________
Date: _____________________________________________ Date: _____________________________________________

Note:  Please sign exactly as your name or names appear on this Proxy and return promptly using the enclosed envelope.
When shares are held jointly, each holder should sign.  When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.